Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor / Media Contact:
Mel Stephens
(248) 447-1624
Investor Contact:
Ed Lowenfeld
(248) 447- 4380
Lear Reports Third Quarter Financial Results
and Increases 2010 Full Year Outlook
     SOUTHFIELD, Mich., October 28, 2010 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported financial results for the third quarter of 2010 and increased its 2010 full year outlook. Highlights include:
•	Third quarter net sales of $2.8 billion, up 11% from a year ago

•	Third quarter core operating earnings of $150 million, up 35% from a year ago and our fifth consecutive quarter of year-over-year improvement

•	Adjusted earnings per share of $2.28 in the third quarter and $6.44 year-to-date

•	Third quarter free cash flow of $79 million

•	Quarter-end cash balance of $1.5 billion; total debt of $699 million

•	Corporate credit ratings upgraded by S&P and Moody’s

•	Full year outlook for sales, core operating earnings and free cash flow increased:
–	Sales up $700 million to $11.7 billion

–	Core operating earnings up $100 million to $550 to $600 million

–	Free cash flow up $100 million to approximately $350 million
Business Conditions
     In the third quarter, global industry production improved 13% from a year ago, reflecting primarily industry recovery in North America and continued growth in emerging markets.
     “Global industry demand continues to improve, but production levels in the mature markets remain significantly below historical levels. In this environment, we are able to achieve improving operating results and positive cash flow because of the significant structural cost reductions we have implemented over the past few years. Going forward, we intend to hold the line on costs and continue to focus on growing our worldwide sales,” said Bob Rossiter, Lear’s chief executive officer and president.
(more)

Third Quarter 2010 Financial Results
     For the third quarter of 2010, Lear reported net sales of $2.8 billion, pretax income of $103.9 million, including restructuring costs and other special items of $30.2 million, and diluted net income per share of $1.76. Income before interest, other expense, reorganization items, income taxes, restructuring costs and other special items (core operating earnings) was $149.5 million in the third quarter of 2010, and adjusted diluted net income per share (adjusted earnings per share) was $2.28. This compares with net sales of $2.5 billion, pretax income of $49.4 million and core operating earnings of $110.5 million in the third quarter of 2009. A reconciliation of core operating earnings to pretax income and adjusted earnings per share to diluted net income per share, as determined by generally accepted accounting principles (“GAAP”), is provided in the attached supplemental data pages.
     In the Seating segment, net sales were up 8% to $2.2 billion, primarily driven by the improvement in global vehicle production and the addition of new business. In the Electrical Power Management Systems segment, net sales were up 20% to $611.6 million, primarily driven by the addition of new business and improvement in global vehicle production. Operating margins, excluding restructuring costs, in both segments improved on a year-over-year basis, reflecting the increase in sales and the benefit of cost savings from operational restructuring actions.
     In the third quarter of 2010, free cash flow was $79.2 million and net cash provided by operating activities was $118.1 million. Cash flow in the third quarter of last year is not comparable as a result of the timing of certain payments related to the Company’s financial restructuring. A reconciliation of free cash flow to net cash provided by operating activities, as determined by GAAP, is provided in the attached supplemental data pages.
Full Year 2010 Financial Outlook
     As a result of the improving production environment and Lear’s strong operating performance, the Company is increasing its full year 2010 outlook. Key 2010 assumptions include industry vehicle production of approximately 11.8 million units in North America, up 7% from the prior outlook, 16.8 million units in Europe, up 5% from the prior outlook, and 13.8 million units in China, up 3% from the prior outlook. Our financial guidance is based on an average full year exchange rate of $1.33/Euro.
     Lear expects 2010 net sales of approximately $11.7 billion, up $700 million from the prior outlook, and 2010 core operating earnings of $550 million to $600 million, up $100 million from the prior outlook. Free cash flow in 2010 is expected to be approximately $350 million, up $100 million from prior guidance.
     Interest expense for 2010 is estimated to be approximately $60 million, unchanged from prior guidance. Pretax income before restructuring costs and other special items is anticipated to be $480 million to $530 million, up $100 million from prior guidance. Tax expense excluding restructuring costs and other special items is expected to be $80 million to $90 million.

     Our full year 2010 outlook for capital spending, depreciation and amortization expense and pretax operational restructuring costs remains unchanged at approximately $195 million, $240 million and $110 million, respectively.
Credit Ratings
     The Company continues to have a very strong balance sheet, and Lear’s corporate credit ratings were recently upgraded by both major credit rating agencies. In September, Standard and Poor’s upgraded Lear by two notches to BB- with a stable outlook, and in October, Moody’s Investors Service upgraded Lear to Ba3 with a positive outlook.
Webcast Information
     Lear will webcast a conference call to review the Company’s third quarter 2010 financial results and related matters on Thursday, October 28, 2010, at 9:00 a.m. eastern time, through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until November 12, 2010, with a Conference I.D. of 13739224.
Non-GAAP Financial Information
     In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income before interest, other expense, reorganization items, income taxes, restructuring costs and other special items (core operating earnings),” “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear (adjusted earnings per share),” “tax expense excluding restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s factoring facilities, gains and losses related to certain derivative instruments and hedging activities, equity in net income of affiliates and gains and losses on the sales of assets. Adjusted net income attributable to Lear represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.
     Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.
     Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.
     In connection with the Company’s emergence from Chapter 11 bankruptcy proceedings on November 9, 2009, the Company adopted fresh-start accounting on November 7, 2009, in accordance with Accounting Standards Codification TM Topic 852, “Reorganizations,” which resulted in the Company being considered a new entity for financial reporting purposes. Accordingly, the Company’s financial statements subsequent to November 7, 2009, after giving effect to the adoption of fresh-start accounting (references to the Company for such periods, “Successor”), are not comparable to its financial statements for any period prior to November 7, 2009 (references to the Company for such periods, “Predecessor”). The financial information accompanying this earnings release provides Successor and Predecessor GAAP results and supplemental data for the applicable periods.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions identify certain of these forward-looking statements. The

Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company’s customers and suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles or the loss of business with respect to a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty, product liability or recall costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms, impairment charges initiated by adverse industry or market developments, the anticipated future performance of the Company, including, without limitation, the Company’s ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures, and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
     The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 80,000 employees in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	Successor	Predecessor
	October 2,	October 3,
	2010	2009
Net sales	$2,820.3	$2,547.9

Cost of sales	2,584.5	2,313.3
Selling, general and administrative expenses	110.0	97.9
Amortization of intangible assets	7.0	1.3
Interest expense	11.9	21.5
Other expense, net	3.0	25.9
Reorganization items, net	—	38.6

Consolidated income before income taxes	103.9	49.4
Income taxes	5.4	19.1

Consolidated net income	98.5	30.3
Net income attributable to noncontrolling interests	3.2	5.7

Net income attributable to Lear	$95.3	$24.6

Diluted net income per share attributable to Lear	$1.76	$0.32

Weighted average number of diluted shares outstanding	54.1	77.5

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Nine Month
	Period Ended
	Successor	Predecessor
	October 2,	October 3,
	2010	2009
Net sales	$8,798.1	$6,997.2

Cost of sales	8,014.7	6,801.4
Selling, general and administrative expenses	350.7	331.1
Amortization of intangible assets	20.3	3.6
Interest expense	44.2	140.2
Other expense, net	1.5	44.4
Reorganization items, net	—	38.6

Consolidated income (loss) before income taxes	366.7	(362.1)
Income taxes	29.1	38.8

Consolidated net income (loss)	337.6	(400.9)
Net income attributable to noncontrolling interests	16.4	12.9

Net income (loss) attributable to Lear	$321.2	$(413.8)

Diluted net income (loss) per share attributable to Lear	$5.94	$(5.34)

Weighted average number of diluted shares outstanding	54.1	77.5

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 2,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,513.5	$1,554.0
Accounts receivable	1,929.1	1,479.9
Inventories	583.4	447.4
Other	358.5	305.7

	4,384.5	3,787.0

Long-Term:
PP&E, net	990.1	1,050.9
Goodwill	618.3	621.4
Other	643.4	614.0

	2,251.8	2,286.3

Total Assets	$6,636.3	$6,073.3

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$3.7	$37.1
Accounts payable and drafts	1,856.0	1,547.5
Accrued liabilities	1,031.5	808.1
Current portion of long-term debt	—	8.1

	2,891.2	2,400.8

Long-Term:
Long-term debt	694.8	927.1
Other	512.3	563.6

	1,207.1	1,490.7

Equity	2,538.0	2,181.8

Total Liabilities and Equity	$6,636.3	$6,073.3

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle)

	Three Months Ended
	Successor	Predecessor
	October 2,	October 3,
	2010	2009
Net Sales
Europe	$1,109.6	$1,143.4
North America	1,009.0	817.8
Asia	447.4	346.4
Rest of World	254.3	240.3

Total	$2,820.3	$2,547.9

Content Per Vehicle *
Europe	$302	$296
North America	$345	$350

Free Cash Flow **
Net cash provided by operating activities	$118.1	$153.9
Capital expenditures	(38.9)	(20.6)

Free cash flow	$79.2	$133.3

Depreciation and Amortization	$58.7	$64.8

Core Operating Earnings **
Pretax income	$103.9	$49.4
Interest expense	11.9	21.5
Other expense, net	3.0	25.9
Reorganization items, net	—	38.6
Restructuring costs and other special items -
Costs related to operational restructuring actions	26.7	(28.2)
Fees and expenses related to capital restructuring	—	3.3
Other	4.0	—

Core operating earnings	$149.5	$110.5

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$95.3
Restructuring costs and other special items -
Costs related to operational restructuring actions	26.7
Other	3.5
Tax impact of special items and other net tax adjustments ***	(2.3)

Adjusted net income attributable to Lear	$123.2

Weighted average number of diluted shares outstanding	54.1

Diluted net income per share attributable to Lear	$1.76

Adjusted earnings per share	$2.28

*	Content Per Vehicle for 2009 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle)

	Nine Months Ended
	Successor	Predecessor
	October 2,	October 3,
	2010	2009
Net Sales
Europe	$3,662.7	$3,377.6
North America	3,031.0	2,078.4
Asia	1,332.7	889.1
Rest of World	771.7	652.1

Total	$8,798.1	$6,997.2

Content Per Vehicle *
Europe	$282	$297
North America	$338	$357

Free Cash Flow **
Net cash provided by (used in) operating activities	$384.1	$(242.6)
Net change in sold accounts receivable	—	138.5

Net cash provided by (used in) operating activities before net change in sold accounts receivable	384.1	(104.1)
Capital expenditures	(115.3)	(62.7)

Free cash flow	$268.8	$(166.8)

Depreciation and Amortization	$174.3	$199.3

Diluted Shares Outstanding at end of quarter ***	54,137,507	77,522,629

Core Operating Earnings **
Pretax income (loss)	$366.7	$(362.1)
Interest expense	44.2	140.2
Other expense, net	1.5	44.4
Reorganization items, net	—	38.6
Restructuring costs and other special items -
Costs related to operational restructuring actions	53.1	106.3
Fees and expenses related to capital restructuring	—	23.9
Other	11.9	—

Core operating earnings	$477.4	$(8.7)

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$321.2
Restructuring costs and other special items -
Costs related to operational restructuring actions	53.1
Other	9.9
Tax impact of special items and other net tax adjustments ****	(35.9)

Adjusted net income attributable to Lear	$348.3

Weighted average number of diluted shares outstanding	54.1

Diluted net income per share attributable to Lear	$5.94

Adjusted earnings per share	$6.44

*	Content Per Vehicle for 2009 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	2010 diluted shares outstanding at end of quarter were calculated using the closing stock price at the end of the quarter. 2009 diluted shares outstanding at end of quarter exclude shares related to outstanding convertible debt, options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.

****	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.